Exhibit 10.23

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is entered into as of February 27, 2013 by and between SNH Medical Office Properties Trust, a Maryland real estate investment trust (“Landlord”) and AXOGEN CORPORATION, a Delaware corporation (“Tenant”).

WHEREAS, Wigshaw, LLC (“Original Landlord”) and Tenant entered into that certain Lease dated February 6, 2007 (the “Original Lease”) for certain premises in the building known as the Progress One Building and located at 13859 Progress Boulevard, Alachua, Florida; and

WHEREAS, Landlord succeeded to the interest of Original Landlord under the Original Lease and, with Tenant, entered into that certain First Amendment to Lease dated March 14, 2012 (the Original Lease, as so amended, the “Lease”); and

WHEREAS, the Lease is scheduled to expire on April 30, 2013; and

WHEREAS, Landlord and Tenant have agreed to amend the Lease to extend the term thereof, subject to and upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2. The Term of the Lease is hereby extended and shall expire on April 30, 2014.

3. For the period commencing on May 1, 2013 and ending on April 30, 2014, Annual Gross Rent shall be $94,840.00 per annum, payable in equal monthly installments of $7,903.33, in advance.

4. Tenant acknowledges that it is currently in possession of the Leased Premises and is agreeing to an extension of the Term with the Leased Premises being accepted in “as is” condition as of the date of this Second Amendment.

5. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Second Amendment, other than Coldwell Banker Commercial/M.M. Parish Realtors (“Broker”), and in the event of any brokerage claims or liens, other than by Broker, against Landlord or the Building predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

6. As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereunto have executed this Second Amendment as of the date first written above.

LANDLORD:

SNH Medical Office Properties Trust

By:	Reit Management & Research LLC, its managing agent

	By:	/s/ David M. Lepore
David M. Lepore
Senior Vice President

TENANT:

Axogen Corporation

By:	/s/ Karen Zaderej
Name: Karen Zaderej
Title: CEO